Exhibit 99.1

PAR PACIFIC COMPLETES ACQUISITION OF EXXONMOBIL BILLINGS REFINERY AND RELATED UPPER ROCKIES LOGISTICS SYSTEM

HOUSTON, June 1, 2023 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced that it has successfully closed its previously announced acquisition of the Billings refinery and associated marketing and logistics assets (the “Billings Acquisition”) from ExxonMobil Corporation and two of its subsidiaries. The base purchase price of $310 million, including $30 million Par Pacific funded at signing, was paid with cash on hand, and hydrocarbon inventory associated with the Billings Acquisition was primarily financed by the company’s ABL credit facility.

Going forward, the refinery and logistics business will be known as Par Montana.

“We are extremely pleased to close the Billings Acquisition and welcome the Par Montana team to Par Pacific,” said William Pate, Chief Executive Officer. “This acquisition significantly enhances our scale and geographic diversification. We expect the transaction to be immediately accretive to our earnings and cash flow.”

The Billings, MT refinery is a 63,000 barrel per day (bpd) high-conversion, complex facility that processes low-cost Western Canadian and regional Rocky Mountain crude oil. The transaction also includes a 65% interest in an adjacent cogeneration facility and an expansive PADD IV & V marketing and logistics network. The logistics assets include the wholly owned 70-mile, 55,000 bpd Silvertip Pipeline, a 40% interest in the 750-mile, 65,000 bpd Yellowstone refined products pipeline, and four wholly owned and three joint venture refined product terminals located in Montana and Washington. Total storage capacity across the refinery and logistics locations totals 4.1 million barrels. Further, Par Pacific will supply approximately 250 Exxon and Mobil branded retail locations as part of the arrangement with ExxonMobil.

The Billings Acquisition enhances the company’s existing Pacific Northwest market position. Par Pacific is evaluating renewable fuels opportunities to supplement the Billings refinery’s conventional fuel production and utilize its existing market position in Washington to reduce the carbon intensity of its fuel sales in accordance with the recently enacted Washington low-carbon fuel standard.

“We are focused on small-scale projects to improve throughput and reliability at the Billings refinery to increase rates closer to nameplate capacity,” said Will Monteleone, President. “We look forward to working with our talented new team members on identifying and executing these projects.”

About Par Pacific

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure and retail businesses. Par Pacific’s strategy is to acquire and develop downstream energy businesses in logistically complex, niche markets. Throughout the Pacific Northwest, the Rockies, and Hawaii, Par Pacific operates an integrated downstream network, including 218,000 bpd of combined refining capacity across four locations, related multimodal logistics systems and 121 retail locations. Par Pacific is developing renewable fuel capabilities at its existing refineries to supplement conventional fuel production and meet the growing demand for low-carbon energy in its local communities. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the financial impact of the Billings Acquisition and Par Pacific’s plans to invest in renewable fuels production and other projects to improve throughput and reliability at the Billings refinery. There can be no assurances that Par Pacific will be successful in these efforts, which are subject to various risks and uncertainties. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Investor Contact

Ashimi Patel

Director, Investor Relations

832-916-3355

apatel@parpacific.com

Public Affairs and Media Contact

Dallas Scholes

Director, Government and Public Affairs

281-814-6159

dscholes@parpacific.com